SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                    FORM 11-K

                     [ X ]ANNUAL REPORT PURSUANT TO SECTION
                  15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
                    For the fiscal year ended March 31, 1998
                                       or
    [   ]TRANSITION REPORT PURSUANT TO 15 (d) OF THE SECURITIES EXCHANGE ACT
            OF 1934 (NO FEE REQUIRED) for the transition period from
                        ________________to ______________


   Commission File Number  . . . . . . . . . . . . . . .  1-12992


        A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

        NuMED Home Health Care, Inc., Employee Stock Purchase Plan

        B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                          NuMED Home Health Care, Inc.
                         5770 Roosevelt Blvd., Suite 700
                              Clearwater, FL 33760

                          Audited Financial Statements
                             March 31, 1998 and 1997
                                    Contents

   Report of Independent Auditors  . . . . . . . . . . . . . 1

   Audited Financial Statements:

   Statements of Financial Condition . . . . . . . . . . . . 2

   Statements of Income and Changes in Plan Equity . . . . . 3

   Notes to Financial Statements . . . . . . . . . . . . . . 4

   Schedules for which provision is made in Article 6A of Regulation S-X of the Securities and Exchange Commission Rules and Regulations are inapplicable and, therefore, have been omitted.

                         Report of Independent Auditors

   Plan Administrator
   NuMED Home Health Care, Inc.
     Employee Stock Purchase Plan

   We have audited the accompanying statements of financial condition of NuMED Home Health Care, Inc. Employee Stock Purchase Plan (the "Plan") as of March 31, 1998 and 1997, and the related statements of income and changes in plan equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at March 31, 1998 and 1997, and the income and changes in plan equity for the years then ended in conformity with generally accepted accounting principles.



                                      ERNST & YOUNG LLP

   Cleveland, Ohio
   July 21, 1998

                          NuMED Home Health Care, Inc.

                          Employee Stock Purchase Plan

                        Statements of Financial Condition




                                              March 31
                                         1998           1997
   Assets:
     Cash                              $9,151         $31,210
     Contributions receivable              72           7,520

   Liabilities:
     Refunds payable                  (   157)       (  6,288)
     Outstanding purchases             (7,549)        (31,055)
                                      -------         -------
   Plan equity                         $1,517          $1,387
                                      =======         =======


                       See notes to financial statements.

                          NuMED Home Health Care, Inc.

                          Employee Stock Purchase Plan

                 Statements of Income and Changes in Plan Equity




                                                    March 31
                                              1998             1997
   Income (Expense):
     Participant contributions                 $21,848       $76,053
     Interest income                               215           825
     Administrative expenses                 (     105)          (44)
     Stock purchases                           (21,828)      (76,054)
                                               -------       -------
   Increase in plan equity                         130           780
   Plan Equity:
      Beginning of year                          1,387           607
                                               -------       -------
      End of year                               $1,517        $1,387
                                               =======       =======



                        See notes to financial statements

                          NuMED Home Health Care, Inc.
                          Employee Stock Purchase Plan

                          Notes to Financial Statements


   A.  Description of Plan

   The following description of the NuMED Home Health Care, Inc. Employee Stock Purchase Plan ("the Plan") provides only general information. Participants should refer to the text of the Plan and the Plan prospectus for a complete description of the Plan's provisions. NuMED Home Health Care, Inc. ("the Company") is the Plan sponsor.

   All eligible employees, regular full-time or part-time employees (excluding those who work less than 20 hours per week, those who have not completed a ninety day orientation period and those employees who own 5% or more of the Company's Common Stock are permitted to purchase Common Stock at 85% of the fair market value. Fair market value is defined by the Plan as the lessor of the average high and low trading price on the first and last day of the applicable option period. Option periods begin on April 1 and October 1 of each fiscal year. The Plan limits total employee purchases to a maximum of 250,000 shares with an annual individual limit of $25,000 or 15% of his or her total annual compensation. The Plan was effective on April 6, 1995 and stock may be issued until the earlier of March 31, 2000 or until 250,000 shares have been purchased under the plan.

   Employees may enroll in the Plan on or before the beginning of each option period. Employees may elect to deduct 1% to 15% (cash contributions are not permitted) of their pay and may withdraw their contributions at any point prior to 15 days before the end of the option period. Contributions are deposited at least monthly into an account and then used to purchase Common Stock issued directly by the Company from treasury shares. The Company does not contribute to the Plan.

   All contributions are fully vested.

   B.  Summary of Accounting Policies

   Expenses
   Administrative expenses of the Plan may, at the discretion of the Plan sponsor, be paid by the Plan. Any expenses not paid by the Plan will be paid by the Company.

   Accounting Method
   The accounting records of the Plan are maintained on the accrual basis. Common Stock is purchased after the end of each option period, March 31 and September 30, and accounted for in the appropriate option period.


   Use of Estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

   C. Benefits

   Individual accounts are maintained for all participants. At the end of the option period, amounts representing fractional shares remain in the individual accounts. The sum of these accounts plus interest income and less any administrative expenses paid by the Plan equals cash on deposit.

   D.  Federal Income Taxes

   The Plan meets the requirements of an "employee stock purchase plan" under
   Section 423 of the Internal Revenue Code where an employee's right to purchase stock is considered a stock option.

   The Plan is not subject to Federal Income Tax. Employee sales of Common stock purchased under the Plan are treated as a capital gain or loss as long as the employee does not sell the stock within two years of when the options are granted or within one year of when the shares are purchased. Gains or losses on sales before the required holding period are taxed as ordinary income to the employee. The Company may deduct the excess of the selling price over the purchase price as compensation expense on their Federal tax return for any employee sale of stock purchased under the Plan.

   E.  Plan Termination

   Although the Company has no intent to do so, the Board of Directors may elect to discontinue the Plan at any time. Amounts available in participant's accounts would either be used to purchase stock or returned to the participant.


   Year 2000 Issue (Unaudited)

             The Plan Sponsor has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Plan Sponsor currently expects the project to be substantially completed by early 1999. The Plan Sponsor does not expect this project to have a significant effect on Plan operations.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      NuMED Home Health  Care, Inc.  Employee
                                        Stock Purchase Plan


                                      /s/ Jugal K. Taneja
                                      Jugal K. Taneja, Trustee


   Date:  July 28, 1998